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                                                                    EXHIBIT 99.1

Investors:                                                        Media:
Michael J. Casey, CFO                                             Bill Getch
IXL                                                               iXL
(404) 279-3133                                                    (404) 279-4534
mcasey@ixl.com                                                    bgetch@ixl.com

                iXL ANNOUNCES FINANCIAL AND STRATEGIC INITIATIVES
                 FIRST HALF OF 2001 PROFITABILITY GOAL ON TARGET

         - iXL RECEIVES $20 MILLION IN CASH FROM PROACT TECHNOLOGIES
         - iXL ENTERS OFF SHORE SERVICES AGREEMENT WITH HCL PEROT SYSTEMS (HPS)
         - HPS TO BUY 1 MILLION SHARES OF IXL COMMON STOCK AT $3
         - iXL AMENDS AND RENEWS $50 MILLION WORKING CAPITAL FACILITY
         - iXL HAS ENGAGED KORN FERRY FOR CEO SEARCH
         - BERT ELLIS, CEO, PLANS TO PURCHASE SHARES

ATLANTA (December 21, 2000) - iXL (NASDAQ: IIXL) announced a series of actions designed to help achieve the company's goal of EBITDA profitable operations within the first half of 2001. iXL received $20 million from ProAct Technologies Corp. for the rights to acquire up to 10 percent of iXL's interest in ProAct; entered a agreement in principle for strategic off shore services with SEI-CMM Level 5 IT services provider HCL Perot Systems (HPS); agreed to sell 1 million shares of iXL stock for $3 per share to HPS; amended and renewed its $50 million working capital facility; and opened the stock-purchasing window for senior management, including a planned purchase of shares by the company's Chairman and Chief Executive Officer, Bert Ellis.

iXL RECEIVES $20 MILLION FROM PROACT TECHNOLOGIES

iXL received $20 million from ProAct Technologies Corp., formerly known as Consumer Financial Network, for the right to exchange such advance for 10 percent of iXL's interest in ProAct, or 10 million shares. iXL also granted ProAct an option to purchase an additional 10 percent of iXL's interest, or 10 million shares, for $30 million. ProAct Technologies is a recognized leader in providing integrated employee benefit, human resources and life planning solutions to Fortune 1000 companies. ProAct is one of more than 20 iXL Ventures companies.

"We have significant value in our stake in ProAct Technologies. By this single transaction, we will have raised $20 million in cash, and we still own over 90 million shares (over 40%) of ProAct. I believe ProAct is a very valuable company with its own cash reserves in excess of $100 million," said iXL Chairman and CEO Bert Ellis. "Moreover, I continue to be optimistic about the future potential of ProAct and therefore the future value of our stake in ProAct. We will continue to work closely with ProAct as an investor, partner, client and vendor.

"This transaction also confirms our belief in the imbedded value in our iXL Ventures portfolio of companies," said Ellis. "In addition to ProAct Technologies, I believe we have significant value in our other portfolio properties, most notable of which are AppGenesys, CyberStarts, Digital Planet, and Sekani."

iXL ENTERS OFF SHORE SERVICES AGREEMENT WITH HCL PEROT SYSTEMS (HPS); HPS TO BUY 1M SHARES OF iXL COMMON STOCK AT $3

iXL also entered into an agreement in principle with HCL Perot Systems, Inc.
(HPS). HPS is a joint venture between HCL Technologies Limited, India's largest information technology (IT) company, and Perot Systems, the world's third largest IT outsourcing company. HPS has approximately 2,000 employees, primarily located in eight development centers in Noida and Bangalore, India. HPS is an enterprise-wide SEI-CMM Level 5 company, the highest rating possible for software engineering capabilities.

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iXL Announces Steps to Bolster Financial and Strategic Position/page 2


Under the proposed agreement, HPS will complement and supplement iXL's existing core engineering capabilities with its expertise in eCommerce, Web Technology, Rapid Application Development, Re-engineering and Migration, Legacy System Maintenance and Enterprise

Integration. iXL will procure $65 million of HPS software engineering and IT capacity over the next three years. HPS will provide iXL preferred pricing, priority scheduling, and customized capabilities via SEI-CMM Level 5 dedicated iXL development centers within the HPS facilities in Noida and Bangalore, India. HPS will also purchase from iXL 1 million shares of iXL common stock for $3 million. These transactions are anticipated to close prior to year-end.

"We will offer our clients powerful, end-to-end solutions by combining the best of iXL's content, systems integration, strategy and program management engineering capabilities with HPS' strength in detailed design and programming," Ellis said. "Having an SEI-CMM Level 5 off-shore partner like HPS opens tremendous business development opportunities to us. Our operating and managerial style and our industry verticals match up very well with HPS. This combination of iXL and HPS skills will permit iXL to better manage and deliver the increasingly complex work we are being asked to do for our existing clients and will further enable iXL to pursue even larger, more complex and more challenging work for new clients in our key industry verticals."

IXL AMENDS AND RENEWS $50 MILLION WORKING CAPITAL FACILITY

iXL also amended and renewed its $50 million working capital facility. Chase Manhattan Bank is the administrative agent of the facility.

WINDOW OPENS FOR iXL STOCK PURCHASES BY SENIOR MANAGERS; CEO PLANS PURCHASE

iXL also plans to open temporarily the stock-purchasing window for senior management, company directors and employees to purchase iXL stock on the open market through the end of December. Bert Ellis, CEO of iXL, announced plans to purchase a significant number of iXL shares.

iXL HAS ENGAGED KORN FERRY FOR CEO SEARCH

The company also announced that it has retained Korn Ferry to conduct a search for a new Chief Executive Officer. iXL has been in discussions with a number of highly qualified executives. Bert Ellis will remain as Chairman of iXL after a CEO is selected.

iXL REAFFIRMS GOAL: EBITDA POSITIVE IN FIRST HALF 2001

As part of its announcement in November, iXL set a goal of reaching EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) profitability by early 2001.

"By taking decisive action now, we believe we will complete our turnaround, attain our EBITDA profitability goal early next year, and iXL will emerge as a much stronger company going forward," Ellis said. "We expect to end the year with approximately $35 million to 40 million in cash, and we believe we still have a significant number of iXL Ventures assets we can monetize to access additional cash if needed. Most importantly, we will have this major restructuring behind us. We believe all these actions have further solidified our financial position, and we continue to win major new business with new clients such as British Airways and Coca Cola. We are now a revitalized iXL, and we look forward to a new and better 2001."

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iXL Announces Steps to Bolster Financial and Strategic Position/page 3


ABOUT iXL

iXL is a global consulting firm that helps companies use the power of emerging technologies and advanced business strategy to build stronger, more profitable relationships with their customers, employees and business partners. iXL has done this successfully for some of the world's leading companies, including AIG, BellSouth, British Airways, Chase, CitiCorp, Coca Cola, Delta Air Lines, FedEx, First Union, Fleet, GE, LloydsTSB, and Virgin, via its Enterprise Accounts, Travel/Transportation, Financial Services and Retail/Consumer Packaged Goods groups. For more information, visit www.ixl.com.

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FORWARD LOOKING STATEMENTS

This release contains certain forward-looking statements regarding iXL, including statements about its operations, prospects and expectations about future financial results. These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially. These risks and uncertainties include the ability to complete the anticipated transactions on acceptable terms, the ability to implement the strategies outlined above, the demand for iXL's services, iXL's ability to obtain additional projects with existing or new clients, iXL's ability to provide services to existing and new clients, the sufficiency of iXL's sales and marketing teams, future growth, absence of long-term contracts with clients, key management and employee retention, competition, technological advances, and other factors identified in iXL's filings with the Securities and Exchange Commission, including but not limited to the 10-K and subsequent 10-Qs. Copies of those filings are available from the Company and the SEC. SOURCE iXL